EXHIBIT 99.16(a)

                             GUARDIAN PARK AVE. FUND

               Schedule for Computation of Performance Quotation*

      Total Return

      The total return is equal to the change in value of an initial investment amount, as measured from the time of payment to the end of the period, divided by the initial investment amount.

            Total Return For the 12 Months Ended December 30, 1988

                              (1,207.80 - 1,000.00)
                              ---------------------
                                    1,000.00

                         =  20.78%

                  initial investment amount at the beginning of
                    the period = $1,000.00
                  initial investment amount at the end of
                    the period = $1,207.80

            Total Return For the Life of the Fund

                             (10,074.00 - 1,000.00)
                             ----------------------
                                    1,000.00
                         = 907.40%

                  initial investment amount at the beginning of
                    the period = $1,000.00
                  initial investment amount at the end of
                    the period = $10,074.00
                  life of the fund = 6/1/72 - 12/30/88

      Average Annual Total Return

      The average annual total return (AATR) is the annual interest rate accruing on the initial investment amount, on a compounded interest basis, as measured from the beginning of the period to the end of the period.

            Average Annual Total Return For the Life of the Fund

                        1,000.00 x (1 + AATR) (16 + 7/12) = 10.074

                                      AATR = 16.56%

                  initial investment amount at the beginning of
                    the period = $1,000.00
                  life of the fund = (16+7/12) years
                  initial investment amount at the end of the
                    period = $10,074.00

* All calculation assume immediate reinvestment of all dividends and fund distributions.